                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ] Confidential, For Use of the
                                                 Commission Only (as permitted
[X] Definitive Proxy Statement                   by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   Lance, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------------
       (3) Filing Party:
                        --------------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------------

                               [LANCE, INC. LOGO]

                            CHARLOTTE, NORTH CAROLINA




       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 26, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lance, Inc. (the Company) will be held at the principal office of the Company, 8600 South Boulevard, Charlotte, North Carolina, on Thursday, April 26, 2001, at 2:00 p.m., local time, for the purpose of considering and acting upon the following:

     1.   The election of four Directors.

     2. A proposal to ratify the selection of KPMG LLP as independent public accountants for fiscal year 2000.

     3. Any and all other matters, including a stockholder proposal, that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 1, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

     THE BOARD OF DIRECTORS WILL APPRECIATE THE PROMPT RETURN OF THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

                                         By Order of the Board of Directors


                                         Robert S. Carles
                                         Secretary

Charlotte, North Carolina
March 28, 2001

                                   LANCE, INC.

                P. O. Box 32368, Charlotte, North Carolina 28232

                                 PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Lance, Inc. (the Company) to be held at its principal office, 8600 South Boulevard, Charlotte, North Carolina, at 2:00 p.m., local time, on Thursday, April 26, 2001. This Proxy Statement and accompanying Proxy are first being sent to the stockholders of the Company on or about March 28, 2001.

     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy and will reimburse such institutions for their reasonable expenses in so doing. In addition, the Company has engaged Corporate Investor Communications, Inc. (CIC) to deliver proxy materials to, and solicit proxies from, these institutions. CIC will be reimbursed for its printing costs, postage and freight charges, and other expenses and be paid a solicitation fee of $6,000. The total cost of soliciting proxies will be borne by the Company.

     Any proxy delivered in the accompanying form may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised by written request addressed to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232 or by attending the meeting and electing to vote in person. Proxies received in the accompanying form will be voted as therein set forth at the meeting or any adjournment thereof.

     The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

     Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock of the Company held by them of record at the close of business on March 1, 2001, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Voting on all matters, including the election of Directors, will be by voice vote or by show of hands, unless the holders of at least 25% of the shares entitled to vote on such matter demand a vote by ballot prior to the vote. The number of shares of Common Stock of the Company outstanding on March 1, 2001 was 28,936,823.


PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

     At February 1, 2001, the only person known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company was as follows:


                               NUMBER OF SHARES        PERCENT OF
NAME AND ADDRESS OF              AND NATURE OF        COMMON STOCK
BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    OUTSTANDING(1)
-------------------          --------------------    --------------
S. Lance Van Every              2,122,860 (2)            7.3%
4010 Seminole Court
Charlotte, NC 28210

---------------------

(1) Based on 28,936,823 shares outstanding on February 1, 2001 plus options held by such person that are currently exercisable or exercisable within 60 days.

(2) Includes 70,500 shares subject to options currently exercisable. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 58,385 shares as to which he had shared power to vote and dispose. Mr. Van Every sold 5,324 shares owned directly on February 9, 2001.

     Based on information available to the Company, the Van Every family, consisting of the descendants of Salem A. Van Every, Sr., deceased, and their spouses, owned beneficially on February 1, 2001, approximately 11,000,000 shares of the Common Stock of the Company (approximately 38% of the outstanding shares). Of such shares, approximately 800,000 shares are held by fiduciaries having the sole power to vote and dispose. Members of the Van Every family may own or may have disposed of shares in nominee or other accounts, information as to the amounts of which may not be available to the Company. There are approximately 90 Van Every family stockholders, including stockholders who are minors.

     The following table sets forth, as of February 1, 2001, information as to the beneficial ownership of the Company's $.83-1/3 par value Common Stock by all Directors, Named Executive Officers (as defined herein), and Directors and executive officers of the Company as a group.

                                           NUMBER OF SHARES                PERCENT OF
                                             AND NATURE OF                COMMON STOCK
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (1)          OUTSTANDING (2)
------------------------               ------------------------          ---------------
Alan T. Dickson                             54,700    (3)                       *

J.W. Disher                                 37,685    (4)                       *
                                         1,409,292    (5)                     4.9%

James H. Hance, Jr.                         17,500    (6)                       *

William R. Holland                          17,500    (7)                       *

Scott C. Lea                                27,500    (8)                       *

Nancy Van Every McLaurin                 1,005,523    (9)                     3.5%

Wilbur J. Prezzano                           6,500   (10)                       *

Robert V. Sisk                             251,800   (11)                       *

Paul A. Stroup, III                        108,635   (12)                       *
                                         1,409,292    (5)                     4.9%

Isaiah Tidwell                              16,000    (7)                       *

S. Lance Van Every                       2,122,860   (13)                     7.3%

Earl D. Leake                               40,753   (14)                       *

Frank I. Lewis                                   0                              *

B. Clyde Preslar                            42,939   (15)                       *

Dominic J. Sidari                                0   (16)                       *

Richard G. Tucker                           78,877   (17)                       *

Gregory M. Venner                            1,182   (18)                       *

Directors and executive officers         5,315,794   (19)                    18.1%
as a group (20 persons)

---------------------

*    Less than 1%.

(1) All shares are owned directly and with sole voting and dispositive power except as otherwise noted.

(2) Based on 28,936,823 shares outstanding on February 1, 2001 plus options held by such person that are currently exercisable or exercisable within 60 days.

(3) Includes 15,500 shares subject to exercisable options, 32,000 shares held by The Dickson Foundation, Inc. of which Mr. Dickson is a member of the Board of Directors and its investment committee and 7,200 shares held by a trust for which Mr. Dickson, his brother and Bank of America, N.A., a subsidiary of Bank of America Corporation (Bank of America), are co-trustees.

(4) Includes 15,500 shares subject to exercisable options and 700 shares held by Mr. Disher's wife.

(5) Consists of shares held by the Philip L. Van Every Foundation (the Foundation) of which Messrs. Disher and Stroup are members of the Board of Administrators, which holds sole voting and dispositive power over such shares, and Bank of America, N.A. is trustee.

(6) Includes 15,500 shares subject to exercisable options but does not include shares held by Bank of America, or its subsidiaries, of which Mr. Hance is Vice Chairman and Chief Financial Officer.

(7)  Includes 15,500 shares subject to exercisable options.

(8) Includes 12,000 shares held by a revocable trust of which Mr. Lea is the grantor and beneficiary and 15,500 shares subject to exercisable options.

(9) Includes 15,500 shares subject to exercisable options and 13,748 shares held by Mrs. McLaurin as custodian for her children. On February 7, 2001, Mrs. McLaurin sold 281,020 shares held directly and 8,980 shares held as custodian for her children.

(10) Includes 6,500 shares subject to exercisable options.

(11) Includes 15,500 shares subject to exercisable options and 236,242 shares held by Mr. Sisk's wife.

(12) Includes 75,700 shares subject to exercisable options, 589 shares held by Mr. Stroup's wife and 8,400 shares of restricted stock.

(13) Includes 70,500 shares subject to options currently exercisable. Mr. Van Every had sole power to vote and dispose of all of these shares, except for 58,385 shares as to which he had shared power to vote and dispose. Mr. Van Every sold 5,324 shares owned directly on February 9, 2001.

(14) Includes 31,638 shares subject to exercisable options and 3,625 shares of restricted stock.

(15) Includes 27,788 shares subject to exercisable options and 4,550 shares of restricted stock.

(16) Mr. Sidari left the Company in March 2000 and this information is to the best of the Company's knowledge.

(17) Includes 27,863 shares subject to exercisable options and 5,400 shares of restricted stock. Mr. Tucker sold 20,000 shares on February 12, 2001.

(18) Mr. Venner left the Company in March 2000 and this information is to the best of the Company's knowledge.

(19) Includes 421,275 shares subject to exercisable options held by Directors and executive officers, 1,409,292 shares held by the Foundation of which Messrs. Disher and Stroup are members of the Board of Administrators and Bank of America, N.A. is trustee and 27,875 shares of restricted stock. Does not include shares held by Bank of America (other than shares held by Bank of America, N.A. as trustee of the Foundation) of which Mr. Hance is Vice Chairman and Chief Financial Officer and Mr. Dickson is a director.

ELECTION OF DIRECTORS

     At the meeting, four Directors will be elected to serve until the Annual Meeting of Stockholders in 2004. Each such Director shall be elected to serve subject to the provisions of the Bylaws and until their successors are duly elected and qualified. Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and broker "non-votes" are not taken into account in determining a plurality.

     It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR all the nominees indicated below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for four nominees including such substitutes as shall be designated by the Board of Directors.

     The four nominees are listed below, all of whom are currently members of the Board of Directors. The nominees were elected to their current terms, which expire in 2001, at the Annual Meeting of Stockholders held April 17, 1998. They are nominees for election to a term expiring in 2004.

NAME AND DIRECTOR SINCE (1)     AGE    INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------     ---    ----------------------------------------
Alan T. Dickson (2)             69     Chairman of the Board of Ruddick
  1983                                 Corporation, Charlotte, NC (Diversified
                                       holding company) since 1994; Director of Ruddick Corporation, Bank of America,
                                       Sonoco Products Company and Bassett
                                       Furniture Industries, Inc.

James H. Hance, Jr.             56     Vice Chairman of Bank of America,
  1995                                 Charlotte, NC since 1993 and Chief
                                       Financial Officer since 1988; Director of
                                       Caraustar Industries, Inc., Family Dollar
                                       Stores, Inc., Summit Properties, Inc. and
                                       Bank of America

Nancy Van Every McLaurin (3)    56     Private investor for more than the past
  1995                                 five years

S. Lance Van Every (3)          53     Private investor for more than the past
  1990                                 five years

     The three members of the Board of Directors listed below were elected to their current terms, which expire in 2003, at the Annual Meeting of Stockholders held April 20, 2000. Weldon H. Johnson died on May 25, 2000 and this vacancy has not been filled.

NAME AND DIRECTOR SINCE (1)   AGE   INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------   ---   ----------------------------------------
William R. Holland (2)        62    Chairman and Chief Executive Officer of
  1993                              United Dominion Industries Limited,
                                    Charlotte, NC (Diversified manufacturing company) since 1986; Director of United
                                    Dominion Industries Limited and The BF
                                    Goodrich Company

Paul A. Stroup, III (2)       49    Chairman of the Board of the Company since
  1986                              1999, Chief Executive Officer of the
                                    Company since 1995, President since 1994 and
                                    Executive Vice President 1989-1994;  Member,
                                    Regional Board of Wachovia Bank, N.A.

NAME AND DIRECTOR SINCE (1)    AGE   INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------    ---   ----------------------------------------
Isaiah Tidwell                 56    President, Georgia  Banking - Wachovia
  1995                               Bank, N.A., Atlanta, GA since 1999;
                                     Executive Vice President and Southern/
                                     Western Regional Executive of Wachovia
                                     Bank, N.A., 1996-1999 and Southern Regional
                                     Executive 1993-1995; Director of Ruddick
                                     Corporation

     The four members of the Board of Directors listed below were elected to their current terms, which expire in 2002, at the Annual Meeting of Stockholders held April 16, 1999.

NAME AND DIRECTOR SINCE (1)    AGE  INFORMATION ABOUT NOMINEES AND DIRECTORS
---------------------------    ---  ----------------------------------------
J. W. Disher (2)               67   Private Investor since 1996; Chairman of
  1968                              the Board of the Company 1991-1996 and
                                    Chief Executive Officer 1990-1995

Scott C. Lea (2)               69   Private Investor since 1992; Chairman of
  1994                              the Board of the Company 1996-1999;
                                    Chairman of the Board of Rexham, Inc.
                                    (Manufacturer of packaging and coated and laminated products) 1989-1991; President,
                                    Chief Executive Officer and Director of
                                    Rexham 1974-1989; Director of Speizman
                                    Industries, Inc.

Wilbur J. Prezzano             60   Private Investor since 1997; Vice Chairman
  1998                              of the Board of Directors of Eastman Kodak,
                                    Inc., Rochester, NY 1996-1997 and Chairman of its Greater China Region 1994-1997;
                                    Director of TD Bank USA and Roper
                                    Industries, Inc.

Robert V. Sisk (2)(3)          65   President of Piedmont Engineering Corp.,
  1990                              Charlotte, NC (Industrial refrigeration
                                    systems) since 1965

---------------------

(1) The information about the Directors was furnished to the Company by the Directors.

(2)   Member of the Executive Committee.

(3) S. Lance Van Every and Nancy Van Every McLaurin are cousins and Mr. Sisk's wife is their cousin.

      Bank of America, N.A., Bank of America Canada and two other banks are lenders under a $60 million revolving credit facility of which $21.5 million was outstanding on March 1, 2001. Bank of America, N.A. is also party to a Financing and Share Purchase Agreement with the Company pursuant to which the Company must pay interest semi-annually and repay the principal balance of Canadian $50 million on August 14, 2005.

Mr. Dickson is a director of Bank of America and Mr. Hance is the Vice Chairman and Chief Financial Officer of Bank of America.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Board of Directors met six times during the fiscal year. Each director attended 75% or more of the total number of meetings of the Board of Directors and all Committees on which he or she served except for Mr. Johnson, who was sick for most of 2000. Mr. Johnson died on May 25, 2000.

      The Audit Committee is composed of Robert V. Sisk, Chairman, James H. Hance, Jr., Nancy Van Every McLaurin, Wilbur J. Prezzano and Isaiah Tidwell and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Audit Committee met four times during the fiscal year.

      The Nominating Committee is composed of J. W. Disher, Chairman, Alan T. Dickson, Scott C. Lea, Robert V. Sisk and S. Lance Van Every. Its functions include the screening and recommendation of candidates for election to the Board of Directors of the Company. The Committee will consider nominees recommended by stockholders, which nominations may be made in writing and directed to J. W. Disher, Chairman of the Committee. The Nominating Committee met one time during the fiscal year.

      The Compensation/Stock Option Committee provides overall guidance to the Company's compensation and benefit programs. The Committee is currently composed of five members of the Board of Directors: Alan T. Dickson, Chairman, James H. Hance, Jr., William R. Holland, Scott C. Lea and S. Lance Van Every. The Committee met four times during the fiscal year. The Committee's recommendations regarding the compensation of the Chief Executive Officer and the other officers of the Company are subject to approval by the Board, except for decisions about grants under the Company's stock incentive plans, which are made solely by the Committee in order for the grants to satisfy tax law requirements. On January 30, 2001, the Board of Directors renamed this Committee as the Compensation Committee and created a Stock Award Committee, composed of Alan T. Dickson, Chairman, William R. Holland, Scott C. Lea and S. Lance Van Every. The Stock Award Committee administers the Company's Employee Stock Plans, a function formerly the responsibility of the Compensation/Stock Option Committee.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

      The Company's philosophy for executive compensation is designed to link executive pay with the Company's annual and long-term performance and to attract, motivate and retain excellent people by providing compensation opportunities that are both competitive and consistent with Company performance. The compensation program provides for lower base salaries and a significant portion of compensation that is "at risk." In connection with its restructuring in 1996, the Company received from an independent consulting firm a comprehensive review of the Company's compensation programs. The Company and the Committee have continued to utilize consulting firms to assist in the design and implementation of the executive and other compensation programs of the Company. Substantially all of the employees of the Company participate in incentive compensation plans.

      The compensation program is composed of three elements: base salary, cash bonus and long-term stock based incentives. The cash bonus is performance based and the long-term incentives are tied to stock price performance, continued employment and the achievement of a multiple year financial performance goal. For 2000, the stock based incentives were limited to stock options. For 2000, the Board of Directors adopted the Lance, Inc. 2000 Annual Corporate Performance Incentive Plan for Officers (the Annual Incentive Plan) as recommended by the Committee to reward advancement of annual financial performance goals and the Lance, Inc. 2000 Long-Term Incentive Plan for Officers (the Long-Term Plan) pursuant to the Company's 1997 Incentive Equity Plan, which was approved by the stockholders in 1997. An amendment to the 1997 Incentive Equity Plan was approved by the stockholders in 2000.

      In addition during 1997, in consultation with compensation consultants, the Committee designed Compensation and Benefits Assurance Agreements (Benefits Agreements) and Executive Severance Agreements (Severance Agreements) for key executives of the Company. Currently the Company is a party to Benefits Agreements with the Chief Executive Officer and six other senior executives of the Company and its subsidiaries and is party to Severance Agreements with the Chief Executive Officer and five other senior executives of the Company and its subsidiaries. The Benefits Agreements and the Severance Agreements are described under "Executive Officer Compensation" below.

      In 2000 and prior years, the Committee recommended to the Board of Directors increases in base salary to the officers based on recommendations from the Chief Executive Officer who has consulted with other officers of the Company. From time to time, the Committee has made adjustments to the Chief Executive Officer's recommendations. In 2000, the Board accepted and approved the recommendations of the Committee. Those who served during the fiscal year as Chief Executive Officer and the four other highest paid executive officers are collectively referred to as the Named Executive Officers. The Committee also takes into account the fact that the Named Executive Officers have entered into certain compensation agreements with the Company including Benefits Agreements and Severance Agreements as described under "Executive Officer Compensation" below.

      In considering base salaries for 2000, the Committee considered the compensation review, participation in the Annual Incentive Plan and participation in the Long-Term Plan, including the grant of stock options. The salaries of the Named Executive Officers, excluding the Chief Executive Officer and those Named Executive Officers who were not employees of the Company in either 1999 or 2000, were increased an average of 4.2% for 2000 over 1999.

      With respect to the Chief Executive Officer during 2000, Mr. Stroup, the Committee did not make special note of performance factors but considered the same factors as it considered for all officers of the Company. Mr. Stroup's salary was increased 4.9% for 2000 over 1999.

      The purposes of the Annual Incentive Plan and the Long-Term Plan include the following:

       o motivate behavior that leads to the successful achievement of specific financial and operations goals that support the Company's stated business strategy

      o emphasize the link between performance and rewards for meeting predetermined specific goals

      o     improve the competitiveness of total cash pay opportunities

      o continue to help establish performance orientation at the Company and communicate that greater responsibilities create greater rewards because more pay is "at risk"

      o aligning the interests of executives and senior managers with those of stockholders by linking a substantial portion of pay to the price of the Company's Common Stock

      o provide a way to attract and retain executives and senior managers who are critical to the Company's future success

      o increase total pay for executives and senior managers to competitive levels

      o     keep fixed compensation costs low.

      Under the Annual Incentive Plan, cash bonus awards are paid as a percentage of base salary depending on the attainment of specified financial performance goals as to 75% of the bonus, with the balance determined at the discretion of the Committee based on the executive meeting individual objectives. In 2000, the specified performance goals were not achieved and no cash bonuses were earned under the Annual Incentive Plan.

      Under the Long-Term Plan, the long-term incentives awarded to executives to date are stock options. Stock options provide executives with the opportunity to buy and maintain an equity interest in the Company and share the appreciation in the value of the Company's Common Stock. During 2000, the Committee awarded stock options for an aggregate of 118,950 shares to the Named Executive Officers, excluding the Chief Executive Officer. Mr. Stroup was awarded stock options to purchase 48,050 shares. In addition, the Committee awarded stock options totaling 584,500 shares to approximately 148 other executives and senior managers.

                       Compensation/Stock Option Committee

                                         Alan T. Dickson, Chairman
                                         James H. Hance, Jr.
                                         William R. Holland
                                         Scott C. Lea
                                         S. Lance Van Every

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Until April 20, 2000, Alan T. Dickson, J. W. Disher, James H. Hance, Jr., William R. Holland, Weldon H. Johnson, Scott C. Lea and S. Lance Van Every served on the Compensation/Stock Option Committee. Messrs. Disher and Johnson were not re-appointed to the Compensation/Stock Option Committee at the Annual Meeting of the Board of Directors on April 20, 2000. None of such persons has ever been an officer or employee of the Company or any of its subsidiaries, except Mr. Disher who was appointed to the Compensation/Stock Option Committee after his retirement as Chief Executive Officer of the Company in April 1995.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of five independent directors and met four times in fiscal 2000. The Committee operates under a written charter adopted by the Board of Directors and which is attached to this Proxy Statement. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

         The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                                 Audit Committee

                                                     Robert V. Sisk, Chairman
                                                     James H. Hance, Jr.
                                                     Nancy Van Every McLaurin
                                                     Wilbur J. Prezzano
                                                     Isaiah Tidwell

DIRECTOR COMPENSATION

      Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving as directors. Directors who are not employees of the Company or its subsidiaries (other than the Chairman of the Board if he or she is not otherwise an employee of the Company) receive an annual fee of $12,000 plus $600 for each Board meeting attended and $450 for each Committee meeting attended, except the fee for a Committee meeting held on the same day as a Board meeting is $300. Non-employee directors who serve as a Committee Chairman receive an additional $1,500 per year.

      Mr. Lea served as Chairman of the Board of Directors from April 1996 until April 1999 pursuant to an agreement executed upon his election (the 1996 Agreement). He served substantially full time as an adviser to the Company during such term. His focus was on the Company's strategic direction, management development and creation of stockholder value. Under the 1996 Agreement, Mr. Lea will receive incentive compensation equal to $10,000 for each percentage point that the Highest Average Sales Price (as defined below) of the Company's Common Stock exceeds $15.8125 per share. In February 1999, the 1996 Agreement was amended to provide that the Highest Average Sales Price would be the higher of
(i) the average of the highest sales price of the Company's Common Stock on The Nasdaq Stock Market during the four consecutive interim (quarterly accounting) periods of the Company which have the highest average sales price of the Company's Common Stock beginning in March 1996 and ending June 2003 or (ii) the average of the highest sales price of the Common Stock on The Nasdaq Stock Market for any 10 consecutive trading days during the period from April 19, 1996 until April 16, 2003. Such incentive compensation will be paid in one lump sum on April 16, 2003. In October 1998, the Board of Directors of the Company, upon recommendation of the Compensation/Stock Option Committee, approved additional incentive compensation for Mr. Lea because his service as Chairman of the Board had required a greatly expanded commitment of time, energy and expertise than had been contemplated when the 1996 Agreement was approved. The additional incentive compensation is outlined in the 1998 agreement (the 1998 Agreement) which provides for an additional incentive compensation equal to $25,000 for each percentage point that the Highest Average Sales Price (as described below) exceeds $20.875 per share. In February 1999, the 1998 Agreement was amended to provide that the Highest Average Sales Price means the higher of (i) the average of the highest sales price of the Company's Common Stock on The Nasdaq Stock Market during the four consecutive interim (quarterly accounting) periods of the Company which have the highest average sales price of the Company's Common Stock beginning in March 1998 and ending June 2003 or (ii) the average of the highest sales price of the Common Stock on The Nasdaq Stock Market for any 10 consecutive trading days during the period from April 17, 1998 until April 16, 2003. This additional incentive compensation will be paid in one lump sum on April 16, 2003. In the event of a Change of Control, the Highest Average Sales Price for all such incentive compensation will be the highest per share consideration paid or payable for the Company's Common Stock in connection with the transaction that results in a Change of Control. For purposes of the 1996 and 1998 Agreements, a Change in Control means the acquisition of 35% or more of the voting securities of the Company by any persons or group other than members of the Van Every Family which consists of the descendents of Salem A. Van Every, Sr. and their spouses. The incentive compensation will be paid in one lump sum concurrently with a Change of Control.

      Non-employee directors are also eligible to receive stock options under the Company's 1995 Nonqualified Stock Option Plan for Non-Employee Directors (the Director Plan). Each non-employee director receives an initial option grant to purchase 2,500 shares of Common Stock upon becoming a director (exercisable after six months of service). The Director Plan also provides for annual option grants to purchase 4,000 shares of Common Stock on every May 1 to each non-employee director continuing in office (other than the initial year) which become exercisable after one year's service. Each current non-employee director will be granted an option to purchase 4,000 shares of Common Stock on May 1, 2001 at an option price equal to the fair market value of the Common Stock on such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 2000, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, except a Form 3 was filed late by Mr. Lewis.

STOCKHOLDER RETURN PERFORMANCE GRAPH

      Included below is a line graph and a table comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S. Companies) Index and the Company's Peer Group for the period commencing December 29, 1995 and ending December 29, 2000 covering the Company's five fiscal years ended December 28, 1996, December 27, 1997, December 26, 1998, December 25, 1999 and December 30, 2000.

      The Company has selected a Peer Group consisting of the four publicly-traded companies named below, which are in the snack foods industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP


                              [PERFORMANCE GRAPH]

                                      GROUP

                                                      NASDAQ STOCK       PEER
               DATE               LANCE, INC.            MARKET          GROUP
               ----               -----------            ------          -----
            December 29, 1995       100.000             100.000         100.000
            December 27, 1996       114.751             123.189         114.571
            December 26, 1997       176.669             145.030         149.770
            December 24, 1998       141.489             209.657         156.560
            December 23, 1999        69.328             385.270         153.771
            December 29, 2000       102.336             237.618         141.267

      This graph and table assumes that $100 was invested on December 29, 1995 in the Company's Common Stock, in The Nasdaq Stock Market (U.S. Companies) Index and in the Peer Group, which consists of Golden Enterprises, Inc., J&J Snack Foods Corp., Ralcorp Holdings, Inc. and Tasty Baking Company and that dividends were reinvested.

EXECUTIVE OFFICER COMPENSATION

      The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended December 30, 2000, December 25, 1999 and December 26, 1998 to or for the account of the Chief Executive Officer, the Company's four other highest paid executive officers who were executive officers at the end of fiscal 2000 and two other individuals who would have been among the four highest paid executive officers but for the fact that they were not executive officers at the end of fiscal 2000 (collectively, the Named Executive Officers).


                           SUMMARY COMPENSATION TABLE

                                              ANNUAL                 LONG TERM
                                           COMPENSATION             COMPENSATION
                                     -------------------------  ---------------------
                                                       OTHER                             ALL
                                                       ANNUAL   RESTRICTED SECURITIES   OTHER
NAME AND                                               COMP-      STOCK    UNDERLYING   COMP-
PRINCIPAL                  FISCAL     SALARY   BONUS  ENSATION   AWARD(S)   OPTIONS    ENSATION
POSITION                    YEAR       ($)      ($)    ($)(1)     ($)(2)     (#SH)      ($)(3)
---------                  ------    -------  ------- --------  ---------- ----------  --------

Paul A. Stroup, III         2000      271,430     0       --          0      48,050     12,550
 President and              1999      257,427     0       --       105,826   32,700     13,321
 Chief Executive Officer    1998      249,171     0       --        86,761   13,650     24,556

Richard G. Tucker           2000      216,558     0       --          0      32,150     10,712
  Vice President            1999      203,634     0       --        71,089   21,850     11,072
                            1998      180,185     0       --        48,084    7,400     15,859

Frank I. Lewis(4)           2000       40,385  230,000    --          0      40,000          0
 Vice President

B. Clyde Preslar            2000      195,385     0       --          0      26,150      9,764
 Vice President             1999      186,573     0       --        57,356   17,700     10,051
                            1998      179,646     0       --        48,084    7,400     15,977

Earl D. Leake               2000      154,370     0       --          0      20,650      6,689
 Vice President             1999      147,713     0       --        45,238   14,000     11,507
                            1998      143,217     0       --        59,582    6,000     12,550

Gregory  M. Venner(5)       2000       44,585     0       --          0         0      286,613
 Vice President             1999      163,015     0       --        50,893   15,500      8,116
                            1998      158,449     0       --        33,450    5,150      6,227

Dominic J. Sidari(6)        2000       37,021     0       --          0         0      274,438
 Vice President             1999      161,111  42,625     --        49,278   15,000      4,771
                            1998      133,025     0       --          0         0          515

---------------------

(1) No Named Executive Officer has received personal benefits during the listed years in excess of 10% of the total of annual salary and bonus.

(2) Amount represents the dollar value of shares of restricted stock and performance restricted stock issued to the Named Executive Officers as of the date of the award. At December 30, 2000, the market value and holdings for each Named Executive Officer was as follows: Mr. Stroup $137,347 (4,550 restricted shares and 6,300 performance restricted shares); Mr. Tucker $85,447 (2,800 restricted shares and 3,950 performance restricted shares); Mr. Preslar $74,687 (2,450 restricted shares and 3,450 performance restricted shares) and Mr. Leake $58,813 (1,975 restricted shares and 2,750 performance restricted shares). Vesting of 50% of the restricted shares occurs on each of the second and fourth anniversaries of the award date of such shares if still employed by the Company. Vesting of the performance restricted shares occurs on the third anniversary of the award date if the Company achieves a specified financial performance goal for the three fiscal years following the award date. Dividends are payable on all restricted shares and performance restricted shares.

(3) For fiscal year 2000, includes amounts contributed by the Company under the Company's Profit-Sharing Retirement Plan as follows: Mr. Stroup $6,506, Mr. Tucker $6,333, Mr. Preslar $6,333, Mr. Leake $6,017, Mr.
      Venner $6,325 and Mr. Sidari $3,178; amounts contributed by the Company under the Company's Employee Stock Purchase Plan as follows: Mr. Stroup $1,560, Mr. Tucker $2,164, Mr. Preslar $1,952, Mr. Leake $345 and Mr. Venner $300; premiums paid by the Company for term life insurance for the benefit of the respective Named Executive Officer as follows: Mr. Stroup $643, Mr. Tucker $496, Mr. Preslar $438, Mr. Leake $326, Mr. Venner $101 and Mr. Sidari $119; and amounts contributed by the Company under the Company's Benefit Restoration Plan as follows: Mr. Stroup $3,841, Mr. Tucker $1,719 and Mr. Preslar $1,041. Also includes $279,887 of severance with respect to Mr. Venner and $271,141 of severance with respect to Mr. Sidari. For fiscal 1999, with respect to Mr. Leake, includes $7,596 contributed by the Company under the Company's Profit-Sharing Retirement Plan, $169 contributed by the Company under the Company's Employee Stock Purchase Plan, $451 of premiums paid by the Company for term life insurance and $3,291 contributed by the Company under the Company's Benefit Restoration Plan.

(4)   Mr. Lewis joined the Company in October 2000.

(5)   Mr. Venner's employment with the Company terminated on March 27, 2000.

(6) Mr. Sidari joined the Company in April 1998 and his employment terminated on March 27, 2000.

      Mr. Stroup, Mr. Tucker, Mr. Lewis, Mr. Preslar and Mr. Leake are each a party to a Compensation and Benefits Assurance Agreement (a Benefits Agreement) with the Company and Mr. Stroup, Mr. Tucker, Mr. Preslar and Mr. Leake are each a party to an Executive Severance Agreement (a Severance Agreement) with the Company.

      The Benefits Agreements are substantially identical except that the initial terms for Mr. Stroup and Mr. Leake extend until December 31, 2011, the year in which they each reach age 60, which was the same end of term date under their prior Executive Employment Agreements. The Benefits Agreements provide for the payment of specified benefits in the event of a Change in Control, as defined. A Change in Control for the purposes of a Benefits Agreement and a Severance Agreement means the acquisition of 25% or more of the voting securities of the Company by a person or group other than members of the Van Every Family which consists of the descendants of Salem A. Van Every, Sr. and their spouses; a change in the majority of the Board of Directors of the Company over a two year period; or approval by the stockholders of the Company of a sale of substantially all of the assets to an entity of which current Company stockholders own less than 60% of voting control, of the liquidation of the Company or of a merger, consolidation or reorganization after which current Company stockholders own less than 60% of voting control. Benefits are payable under a Benefits Agreement only if one of the following events occurs within three years of a Change in
Control: involuntary termination of the executive without Cause, as defined; voluntary termination for Good Reason, as defined, including demotion, relocation or pay reduction; voluntary termination for any reason during the 13th month after the Change in Control; or breach of the Benefits Agreement by the Company or a successor to the Company. In such event, the executive would receive accrued compensation and benefits including the current year's bonus; an amount equal to three times base salary plus three times the greater of the prior year's actual or current year's target bonus; an amount equal to the Profit Sharing Plan contribution based on the base salary and target bonus payment; up to 36 months of health insurance coverage; outplacement services; and an amount equal to any Federal excise taxes payable by the executive. The initial term for the Named Executive Officers under a Benefits Agreement is three years except for Mr. Stroup and Mr. Leake, as described above. After the initial term, each Benefit Agreement automatically renews for successive one year terms and may be terminated by the Company on one year's notice prior to the end of an initial or renewal term. In the event of a Change in Control, there is an automatic three year extension.

      The provisions of the Severance Agreements are identical except for Mr. Stroup and Mr. Leake. In the event of involuntary termination of the executive without Cause, as defined, and prior to a Change in Control, as defined, the executive will receive accrued compensation and benefits including current year's bonus plus an amount equal to base salary plus the current year's target bonus. The initial term for a Severance Agreement is three years with automatic renewals for successive one year terms. Each Severance Agreement may be terminated on one year's notice prior to the end of an initial or renewal term.

      In connection with the agreement by Mr. Stroup and Mr. Leake to terminate their prior Executive Employment Agreements, their respective Severance Agreements provide for the continuation of supplemental retirement benefits similar to those under their respective prior Executive Employment Agreements. Their Severance Agreements provide for supplemental retirement benefits equal to five times their base salary payable over 15 years after retirement or until age 75, if earlier. They may elect a lump sum equal to the present value of such payments. There is a death benefit equal to 75% of the remaining retirement benefit. They are eligible for retirement benefits at any time after December 31, 2011, or upon death or Disability, as defined. In the event of a Change in Control, as defined, they receive a lump sum equal to the present value of the retirement benefit on termination of employment following a Change in Control. They would also receive a severance benefit upon involuntary termination without Cause, as defined, prior to the earlier of a Change in Control or the last day of the Company's fiscal year in which they reach age 60. Severance benefits for Mr. Stroup and Mr. Leake consist of accrued compensation and benefits including current year's bonus and two and one-half times the highest base salary paid to them, plus current year's target bonus, provided that the amount is reduced for severance after age 57 1/2. There is also an immediate commencement of the supplemental retirement benefit, transfer of their Company cars to them, payment for unexercised vested stock options, health and medical insurance to age 60 and outplacement services.

      The table below shows the individual grants to the Named Executive Officers of stock options during the fiscal year ended December 30, 2000.

                      OPTION GRANTS IN THE 2000 FISCAL YEAR
                                INDIVIDUAL GRANTS

                                     % OF TOTAL
                                      OPTIONS/
                                        SARS
                                     GRANTED TO    EXERCISE OR                  GRANT DATE
                     OPTIONS/SARS   EMPLOYEES IN      BASE       EXPIRATION      PRESENT
NAME                GRANTED (#SH)    FISCAL YEAR   PRICE($/SH)      DATE       VALUE ($)(1)
----                -------------   ------------   -----------   ----------    ------------
Paul A. Stroup, III      48,050         6.4%         10.125       4/20/2010      138,865
Earl D. Leake            20,650         2.8%         10.125       4/20/2010       59,679
Frank I. Lewis           40,000         5.3%          9.655      10/23/2010      110,400
B. Clyde Preslar         26,150         3.5%         10.125       4/20/2010       75,574
Richard G. Tucker        32,150         4.3%         10.125       4/20/2010       92,914
Gregory M. Venner             0          --            --            --            --
Dominic J. Sidari             0          --            --            --            --

---------------------

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on arbitrary assumptions as follows: options to be exercised in ten years, stock price volatility at .383, annual dividend yield of 5.06% and a risk-free interest rate of 5.75%. No downward adjustments are made to the resulting grant-date option values to account for potential forfeitures or non-transferability of the options. The actual value of the options depends upon the actual performance of the Company's stock during the applicable period.

      The table below shows, on an aggregated basis, each exercise of stock options or tandem SARs during the fiscal year ended December 30, 2000 by each of the Named Executive Officers and the 2000 fiscal year-end value of unexercised options and SARs.

             AGGREGATED OPTION/SAR EXERCISES IN THE 2000 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                        VALUE OF
                                                  NUMBER OF            UNEXERCISED
                                                 SECURITIES           IN-THE-MONEY
                                                 UNDERLYING           OPTIONS/SARS
                                                 UNEXERCISED          AT FY-END ($)
                     SHARES                     OPTIONS/SARS
                    ACQUIRED                    AT FY-END (#)
                  ON EXERCISE      VALUE
                  -----------      -----        EXERCISABLE/          EXERCISABLE/
NAME                 (#SH)      REALIZED ($)    UNEXERCISABLE         UNEXERCISABLE
----              ------------  ------------    -------------         -------------
Paul A. Stroup, III    0             0           67,525/83,975            0/121,807
Earl D. Leake          0             0           28,138/36,163            0/52,348
Frank I. Lewis         0             0                0/40,000            0/120,200
B. Clyde Preslar       0             0           23,363/45,538            0/66,290
Richard G. Tucker      0             0           22,400/54,650            0/81,500
Gregory M. Venner      0             0                 0                      0
Dominic J. Sidari      0             0                 0                      0


RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected KPMG LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2001 fiscal year, ending December 29, 2001. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting. KPMG LLP has served as the Company's independent certified public accountants and has audited the financial statements of the Company and its subsidiaries beginning with the 1991 fiscal year. Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has considered whether the provision of services by KPMG LLP other than the audit of the financial statements of the Company for fiscal 2000 and the review of the financial statements for the first three quarters of fiscal 2000 is compatible with maintaining KPMG LLP's independence.

         AUDIT FEES. KPMG LLP billed the Company $161,103 for professional services rendered for the audit of the Company's annual financial statements for fiscal 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed for the first three quarters of fiscal 2000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. KPMG LLP did not provide any professional services during fiscal 2000 to the Company for the design and implementation of financial information systems.

         ALL OTHER FEES. KPMG LLP billed the Company $91,195 for all services rendered during fiscal 2000 other than audits and reviews of the Company's financial statements and financial information systems design and implementation.

      The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 2001 fiscal year, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. The affirmative vote of a majority of the votes cast is required to ratify the selection of KPMG LLP. Abstentions and broker "non-votes" are not counted as being cast for purposes of ratifying the selection of KPMG LLP. If the stockholders do not ratify the selection of KPMG LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

STOCKHOLDER PROPOSAL

         Management has been informed that the California Public Employees' Retirement System, Lincoln Plaza, 400 P Street, Sacramento, CA 95814 intends to submit the following proposal at the meeting.

         PROPOSAL. "RESOLVED, that the stockholders of Lance, Inc. (the Company) amend the Company's Bylaws to require that, at the earliest practical date, 100% of the Audit, Nominating, and Compensation Committees of the Board be comprised of Independent Directors. For purposes of this proposal, the term "Independent Director" shall mean a director who:

         (i) has not been employed by the Company in an executive capacity within the last five years;

         (ii) is not, and is not affiliated with a company that is, an advisor or consultant to the Company, or a significant customer or supplier of the Company;

         (iii) has no personal services contract(s) with the Company or the Company's senior management;

         (iv) is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

         (v) within the last five years, has not had any business relationship with the Company that the Company has been required to disclose under the Securities and Exchange Commission disclosure regulations;

         (vi) is not employed by a public company at which an executive officer of the Company serves as a director;

         (vii) has not had a relationship described in (i) through (vi) above with any affiliate of the Company; and

         (viii) is not a member of the immediate family of any person described in (i) through (vii) above."

         SUPPORTING STATEMENT. "How important is the Board of Directors? As a trust fund with approximately 371,600 shares of the Company's stock, held for the benefit of our 1.2 million fund participants, the California Public Employees' Retirement System (CalPERS) believes that the Board and its committees are of paramount importance. Through this proposal, we seek to promote strong, objective leadership on the Board.

         The benefits of independent directors are generally well accepted. A November 1992 survey of 600 directors of Fortune 1,000 corporations, conducted by Directorship and endorsed by the Business Roundtable, found that 93 percent believed that a majority of the Board should be composed of outside, independent directors. A majority also believed that the nominating committee should consist entirely of outside, independent directors. We agree.

         The Company's key committees are each comprised with at least two affiliated or insider directors. We are concerned that these important committees must be free of the potential for conflicts of interest. We believe that the best way to ensure that this Company's shareholders are always considered first is to instill independence on the Board of Directors.

      Help us send a message to this Board. Please VOTE FOR THIS PROPOSAL."

         BOARD OF DIRECTORS' STATEMENT. The Board of Directors has considered this proposal and believes that it is not in the best interests of the stockholders of the Company. Contrary to the CalPERS supporting statement, the Company's key committees are comprised entirely of outside independent directors.

         The Board of Directors agrees that a majority of its members should be independent. In fact, 10 of the 11 members of the Board of Directors of the Company are outside directors and independent, as that term is defined under the rules of The NASDAQ Stock Market.

         The Board of Directors opposes this proposal because the Board disagrees with the proposed definition of independent Director. The Board of Directors believes that this definition would prohibit qualified independent Directors from serving on the Audit

Committee, the Compensation Committee or the Nominating Committee as this definition is overly restrictive. The Board of Directors believes it should have the flexibility to appoint any qualified independent Director to the Audit Committee, the Compensation Committee or the Nominating Committee

         The Board of Directors believes that the definition of independent Director adopted by The NASDAQ Stock Market more appropriately balances the need for flexibility with the need that these three Committees be free from the influence of Management. This definition was modeled on the recommendations of a Blue Ribbon Committee of experts selected by the New York Stock Exchange and The NASDAQ Stock Market in response to concerns about the financial reporting process expressed by then Chairman Arthur Levitt of the U.S. Securities and Exchange Commission. The Board of Directors has incorporated The NASDAQ Stock Market definition of independent Director into its Audit Committee Charter. The members of the Compensation Committee and the Nominating Committee are also independent under the rules of The NASDAQ Stock Market and the governance principles of the Board of Directors.

         Prior to any communication from CalPERS, at the 2000 Annual Meeting of the Board of Directors, the composition of these three Committees was changed so that all of the members are independent under the rules of The NASDAQ Stock Market. The Company also adopted an Audit Committee Charter which requires the members of the Audit Committee to be independent under the rules of The NASDAQ Stock Market. The Audit Committee Charter is attached to this proxy statement.

         The adoption of this proposal would unnecessarily prevent the Board of Directors from appointing qualified independent Directors to the Audit Committee, the Compensation Committee or the Nominating Committee and FOR THESE REASONS THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions and broker "non-votes" are not counted as being cast for purposes of approving this proposal.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Any proposal that a stockholder intends to present for action at the 2002 Annual Meeting of Stockholders must be received by the Company no later than November 28, 2001, in order for the proposal to be included in the proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders. In addition, if the Company receives notice of stockholder proposals after February 11, 2002, then the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the proxy statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be sent to Secretary, Lance, Inc., Box 32368, Charlotte, North Carolina 28232.

                                   LANCE, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.       Audit Committee Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors of Lance, Inc. (the Corporation) in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance and accounting that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee shall:

         o Serve as an independent and objective party to monitor the integrity of the Corporation's financial reporting processes and systems of internal controls.

         o Review and evaluate the independence and performance of the Corporation's independent auditors and internal auditors.

         o Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditors and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting, and other consultants or experts it deems necessary in the performance of its duties.


II.      Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of The Nasdaq Stock Market, Inc.

The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be "independent directors" free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

"Independent director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Corporation's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following persons shall not be considered independent:

         (a) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;

         (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

         (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and be able to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting.

The members of the Committee and its Chairman and Chairman designee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. The Committee shall meet at least four times annually. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet with the independent auditors and management quarterly to review the Corporation's financial statements and significant findings based upon the auditors' limited review procedures.

III.     Duties and Responsibilities

Principal duties and responsibilities of the Audit Committee are outlined below:

REVIEW PROCEDURES

o Review and assess the adequacy of this document at least annually, and recommend amendments as conditions dictate.

o Review and discuss with management the Corporation's annual audited financial statements prior to filing, including any certification, report, opinion, or review rendered by the independent auditors.

o Review with financial management and the independent auditors the quarterly financial results prior to filing.

o Review the independent auditors' letter to management regarding comments and recommendations on internal controls and management's response.

o Review the regular internal reports to management prepared by the internal auditors and management's response.

INDEPENDENT AUDITORS

Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee should ensure the receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1, review and discuss with the independent auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence, including the matters required by Statement on Auditing Standards 61.

o Approve the scope, plan, changes in plan and activities of the independent auditors.

o Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant (including any discovery that the outside auditors are not independent).

o Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESSES

o In consultation with the independent auditors and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

o Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

o Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

o Review and approve the audited annual financial statements and recommend to the Board that the audited financial statements be included in the Annual Report on Form 10K for filing with the SEC.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

o Following completion of the annual audit, review with management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

o Review any significant disagreement among management and the independent auditors or the internal auditors in connection with the preparation of the financial statements.

o Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

o Review scope, plan, changes in plan, activities, organizational structure, resources and qualifications of the internal auditors.

o Perform any other activities consistent with this document, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

o Review compliance with requirements of the Securities and Exchange Commission for disclosure of auditors' services.

IV.      Accountability

         The outside auditors shall have ultimate accountability to the Board of Directors and the Committee, as representatives of the stockholders, and the Board of Directors shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in any proxy statement).

Adopted:  April 20, 2000

                                                                      APPENDIX A

[LOGO]                            LANCE, INC.                              PROXY


                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING TO BE HELD APRIL 26, 2001

    The undersigned hereby appoints Paul A. Stroup, III, Richard G. Tucker and
B. Clyde Preslar and each of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated hereon, all shares of the $.83-1/3 par value Common Stock of the undersigned in Lance, Inc. at the Annual Meeting of Stockholders to be held on April 26, 2001, and at any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED HEREON AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

HAS YOUR ADDRESS CHANGED?

_________________________
_________________________
_________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES THAT FOLLOW:

1. ELECTION OF DIRECTORS: Nominees are Alan T. Dickson, James H. Hance, Jr., Nancy Van Every McLaurin and S. Lance Van Every.

         [ ]  FOR       [ ]  WITHHOLD       [ ]  FOR ALL EXCEPT

         (INSTRUCTION: To withhold authority for any nominee, mark the "For All Except" box and write that nominee's name below.)

         -----------------------------------------------------------------------

                                    (side 2)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEM:

2.  RATIFICATION OF SELECTION OF KPMG LLP AS AUDITORS.

         [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING ITEM:

3. STOCKHOLDER PROPOSAL -- AMENDMENT TO THE COMPANY'S BYLAWS CONCERNING COMPOSITION OF AUDIT, COMPENSATION AND NOMINATING COMMITTEES.

         [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

       Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

       PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

Mark box at right if address change has been noted on the reverse of this card. [ ]


--------------------------------------   ---------------------------------------
Stockholder sign here          Date      Co-owner sign here              Date